Exhibit 99.1

HISTOGENICS AND FDA CONCLUDE DISCUSSIONS REGARDING NEOCART®

PHASE 3 CLINICAL TRIAL DATA AND REGULATORY PATHWAY

– Histogenics to Discontinue Development of NeoCart and Explore Strategic Alternatives –

WALTHAM, Mass., December 21, 2018 /GLOBE NEWSWIRE/ – Histogenics Corporation (Histogenics) (Nasdaq: HSGX), today provided an update on the NeoCart regulatory pathway based on discussions with the U.S. Food and Drug Administration (the FDA). Based on the feedback received from the FDA, while the NeoCart Phase 3 clinical trial resulted in certain compelling data, the FDA indicated that an additional clinical trial would need to be completed before it would accept a submission of a Biologics License Application (BLA) for NeoCart. The FDA indicated receptivity to novel clinical trial methodologies and regenerative medicine advanced therapy designations in order to support additional data for a future potential submission. However, considering the time and funding required to conduct such a trial, Histogenics expects to suspend the development of NeoCart and does not plan to submit a BLA at this time.

In connection with this outcome, Histogenics intends to implement a restructuring plan to reduce costs and has engaged Canaccord Genuity LLC to evaluate the full range of potential strategic alternatives to maximize value for stakeholders, which includes, but is not limited to, acquisitions, business combinations, joint ventures, public and private capital raises, recapitalization, and sale transaction options, including a sale of assets or intellectual property. Since these efforts may not be successful and in light of its limited cash reserves Histogenics is considering all possible alternatives, including restructuring activities, a wind-down of operations, or seek chapter 11 bankruptcy protection to complete or execute a restructuring transaction or liquidation.

Histogenics has also determined not to proceed at this time with its earlier plans to conduct a stockholder meeting to increase its authorized shares and a reverse split, for which it had filed a preliminary proxy statement with the Securities Exchange Commission (the SEC) on October 18, 2018.

About Histogenics Corporation

Histogenics (Nasdaq: HSGX) develops restorative cell therapies that may offer rapid-onset pain relief and restored function. Histogenics’ technology platform has the potential to be used for a broad range of restorative cell therapy indications. For more information on Histogenics and NeoCart, please visit www.histogenics.com.

Forward-Looking Statements

Various statements in this release are “forward-looking statements” under the securities laws. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in Histogenics’ forward-looking statements include, among others: statements regarding the future business operations of the Company; the prospect for the successful sale of the Company or of any of the Company’s assets; the possibility of a liquidating distribution to Company stockholders; the ability of the Company to pay its creditors and successfully complete an orderly wind down; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Histogenics’ Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Histogenics’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Histogenics’ results.

There can be no assurance that the actual results or developments anticipated by Histogenics will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Histogenics. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Histogenics or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Histogenics cautions investors not to rely too heavily on the forward-looking statements Histogenics makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Histogenics undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investor Relations:

Tel: +1 (781) 547-7909

InvestorRelations@histogenics.com

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